As filed with the Securities and Exchange Commission on ___________ , 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PORTUS HOLDINGS, INC.

(Exact Name of Registrant in its Charter)

Nevada	3572	45-1283820
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification Number)

110 East Broward Blvd.

Suite 1700

Fort Lauderdale, FL 33301

(954)778-8211

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

George Dale Murray, II

110 East Broward Blvd.

Suite 1700

Fort Lauderdale, FL 33301

(954)778-8211

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee (1)

Common Stock, par value $0.001 per share, issuable pursuant to the Investment Agreement	4,000,000	$3.00	$12,000,000	$1,636.80

(1)	Calculated pursuant to Rule 457(o) on the basis of the maximum aggregate offering price of all of the securities to be registered.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $3.00 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED _______, 2013

PORTUS HOLDINGS, INC.

4,000,000 SHARES OF COMMON STOCK

We are offering up to 4,000,000 shares of our common at a fixed price of $3.00.

Our common stock is presently not traded on any market or securities exchange. We have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold at a fixed price of $3.00 per share.

The Offering will continue until all 4,000,000 shares of common stock are sold, the expiration of 360 days from the date of this prospectus, which period may be extended for up to an additional 180  days in our discretion, or until we elect to terminate the Offering, whichever event occurs first.

There is no public market for our common stock and no assurance that a trading market will develop or, if it develops, that it will continue. Although we intend to apply, through a market maker, for trading of our common stock on the OTC Bulletin Board (“OTCBB”), public trading of our common stock may never materialize. If our common stock becomes traded on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by us and the selling shareholders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: February __, 2013

 Table of Contents

Prospectus Summary	5
The Offering	7
Selected Financial Information	7
Risk Factors	8
Cautionary Note Regarding Forward-Looking Statements	14
Use of Proceeds	15
Determination of Offering Price	15
Dilution	15
Plan of Distribution	15
Description of Securities	17
Description of Business	18
Description of Property	23
Market for Common Equity and Related Stockholder Matters	23
Dividend Policy	24
Management’s Discussion and Analysis of Financial Condition and Plan of Operations	24
Directors, Executive Officers and Corporate Governance	26
Executive Compensation	27
Security Ownership of Certain Beneficial Owners and Management	28
Principal Shareholders
Transactions with Related Persons, Promoters and Certain Control Persons	29
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Interests of Named Experts and Counsel	29
Legal Matters	29
Where You Can Find Additional Information	30
Index to Financial Statements

4

PROSPECTUS SUMMARY

 This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the “Risk Factors” section and our consolidated financial statements and the related notes appearing at the end of this prospectus before deciding to invest in shares of our common stock. Unless the context provides otherwise, all references to “Portus” “we,” us,” “our,” or similar terms, refer to Portus Holdings, Inc.

In this prospectus all references to “$” or “dollars” mean the U.S. dollar, and unless otherwise indicated all currency amounts in this prospectus are stated in U.S. dollars. All financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are reported in U.S. dollars.

Background

Portus Holdings Inc. was incorporated on March 31, 2011, under the laws of the State of Nevada. Our principal business is focused on creating a multilingual, multiple functionality, and global food service platform (“Portus Cloud”). Portus Cloud is a global, multilingual, cloud based food service “portal” where customers will be able to manage an entire food service business or enterprise anywhere in the world, anytime and in any language.

Portus Cloud is a multilingual, multifunctional cloud based software intended to serve the food service management industry globally. Customers expected to utilize Portus Cloud include hospitals, nursing homes, long term care, restaurants, education facilities, military, hospitality, cruise lines, corporate dining and catering facility. Portus Cloud’s functionality and design will allow the managers to effectively manage their business in any of these industries. It will enable the creation of recipes and menus, sourcing, costing and ordering the ingredients for proper preparation and presentation and where needed clinical feedback and in multiple languages.

An advantage to the platform is it can be accessed anywhere there is access to the internet and is a potential advantage to all operator types in that the access is available in the office the kitchen or table side. The system can even be used to enhance the consumer experience as the operator desires. The system is flexible and continually being enhance. The cost to the user; subscribe and log on and use whatever web portal they choose. The functionality that they need and desire is at their fingertips, with no IT cost and ease of implementation.

As a part of Portus’s strategy, we have licensed the data base and functional platform for this service from SureQuest Systems, Inc. (“SureQuest”) to allow us to launch Portus Cloud.

Where You Can Find Us

We presently maintain our principal offices at 110 East Broward Blvd., Suite 1700, Fort Lauderdale, FL 33301.  Our telephone number is (954)778-8211.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

5

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Company shall continue to be deemed an emerging growth company until the earliest of—

A.	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

B.	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

C.	the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

D.	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.

6

THE OFFERING

Common stock offered	4,000,000 shares of common stock. This number represents 3.54% of our current outstanding common stock (1).

Offering price per share	$3.00

Common stock outstanding before the offering	112,983,000

Common stock outstanding after the offering	112,983,000

Trading Market	There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We expect to use the proceeds received from the offering to further develop our bus and for general working capital purposes.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page [ ].

(1)	Based on 112,983,000 shares of common stock outstanding as of February 11, 2013.

SELECTED FINANCIAL INFORMATION

We have derived the following summary of our statements of operations data for the years ended December 31, 2011 and for the nine months ended September 30, 2011 and 2012 (unaudited) our historical results are not necessarily indicative of the results that may be expected in the future. The summary of our financial data set forth below should be read together with our financial statements and the related notes to those statements, as well as  our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus

BALANCE SHEET DATA:	September 30, 2012	December 31, 2011
	(unaudited)	(audited)

Assets

Cash	$147,621	$-0-
Acquisition Deposits	40,000	-0-

Total Assets	187,621	-0-

Total Liabilities	$-0-	$85

7

Consolidated Statement of Operations

				For the period	For the period
	For the three	For the three	For the nine	from March 31.	From March 31,
	Months Ended	months Ended	months ended	2011 (inception)	2011 (inception)
	September 30,	September 30,	September 30,	to September	to September
	2012	2011	2012	30, 2012	30, 2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues:
	$-0-	$-0-	$-0-	$-0-	$-0-
Expenses

Finance/Legal/Accounting	$37,608	$-0-	$37,608	$3,000	$40,608

General and Administrative	174,690	55	174,686	805	175,521

Net Income (Loss)	$(212,298)	$55	$(212,294)	$(3,805)	$(216,129)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors described below together with all of the other information contained in this prospectus, including our consolidated financial statements and the notes thereto, before deciding whether to invest in shares of our common stock. Each of these risks could have a material adverse effect on our business, operating results, financial condition and/or growth prospects. As a result, you might lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Related to Our Business

We have limited operating history and face many of the risks and difficulties frequently encountered by development state companies.

We are a development stage company, and to date, our development efforts have been focused primarily on the development of our business model. We are in the process of developing and implementing our global, multilingual, cloud based food services “portal,” Portus Cloud. We have not completed the development of Portus Cloud and have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·	Develop effective business plan;
·	Launching our cloud based platform;
·	Meet customer standards;
·	Attain customer loyalty;
·	Develop and upgrade our services;

Our future will depend on our ability to bring our services to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense.

We have not generated any revenues and our business model is not yet operational. If our cloud based food service “portal” does not become operational or if we fail to gain market acceptance, we may not have sufficient capital to pay our expenses and continue to operate.

Our ultimate success will depend on generating revenues from our cloud food service management system.  We have no direct advertising sales of our own. We have not generated any revenue and have not completed our platforms, as a result, if we never become operational or if we do not generate enough users, once we are operational, we may be unable to generate sufficient revenues from user transactions. We may not achieve and sustain market acceptance sufficient to generate revenues or to attract advertising revenue sufficient to cover our costs and allow us to become profitable or even continue to operate.

Because we will recognize revenue from subscriptions for our service over the term of the subscription, downturns or upturns in sales may not be immediately reflected in our operating results.

The Company intends to derive its revenue from three primary sources:

8

1) subscription revenues, which are comprised of subscription fees from customers accessing the Company’s enterprise cloud food service management system;

2) Recurring revenue from implementation and customer support.3) related professional services consisting of project management to include database services, implementation services, training services and menu certification services

We will offer subscriptions to our cloud-based applications, including HCM, Payroll, Financial Management, Time Tracking, Procurement and Employee Expense Management. We will primarily derive our revenues from subscription fees and professional services fees. Subscription revenues primarily consist of fees that give our customers access to our cloud-based applications, which include routine customer support at no additional cost. Professional service fees include deployment services, optimization services, and training.

Evolving regulation of the Internet may affect us adversely.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data and restricting our ability to store, process and share data with our customers. In addition, taxation of services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business.

The success of our business depends on the continued growth and acceptance of the Internet as a business tool.

Expansion in the sales of our service depends on the continued acceptance of the Internet as a communications and commerce platform for enterprises. The Internet could lose its viability as a business tool due to delays in the development or adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality-of-service. The performance of the Internet and its acceptance as a business tool has been harmed by “viruses,” “worms” and similar malicious programs, and the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If for any reason the Internet does not remain a widespread communications medium and commercial platform, the demand for our service would be significantly reduced, which would harm our business.

Our growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

Our success will depend in part upon management’s ability to manage growth. To do so, we must continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. The additional headcount and capital investments we are adding will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by offsetting expense reductions in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner.

Our success depends largely upon the continued services of our executive officers and other key personnel, particularly. We are also substantially dependent on the continued service of our existing development personnel because of the complexity of our service and technologies. We do not have employment agreements with any of our executive officers, key management or development personnel that require them to remain our employees and, therefore, they could terminate their employment with us at any time without penalty. We do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees could seriously harm our business.

We might require additional capital to support business growth, and this capital might not be available.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new services or enhance our existing service, enhance our operating infrastructure and acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock, including shares of common stock sold in this offering. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

9

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board, or FASB, the American Institute of Certified Public Accountants, the Securities and Exchange Commission, or SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.

Current global financial conditions have made access to financing more difficult.

Since the fall of 2008 there has been severe deterioration in global credit and equity markets. This has resulted in the need for government intervention in major banks, financial institutions and insurers, and has also led to greater volatility, increased credit losses and tighter credit conditions. These unprecedented disruptions in the credit and financial markets have had a significant adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for us to obtain, or increase our cost of obtaining capital and financing for our operations.

We operate in a highly competitive industry and compete against many large companies that may be more established and better capitalized than we are.

Offering dietary and food service software is and can be a very competitive market with few barriers to entry. We expect that if our software establishes a key market niche, competition will arise from a variety of sources, from large multinational software companies to the myriad of other smaller national and regional software development and delivery companies.

Many of our potential competitors have:

•	greater financial, technical, personnel, promotional and marketing resources;
•	longer operating histories;
•	greater name recognition; and
•	larger institutional clients than us.

With few barriers to entry we cannot be certain that we will be able to compete successfully in this extremely competitive market.

Risks Related to Our Intellectual Property

If we fail to establish, maintain and enforce intellectual property rights with respect to our technology and/or licensed technology, our financial condition, results of operations and business could be negatively impacted.

Our ability to establish, maintain and enforce intellectual property rights with respect to our technology will be a significant factor in determining our future financial and operating performance. We seek to protect our intellectual property rights by relying on a combination of trade secret and copyright laws. We also use confidentiality and other provisions in our agreements that restrict access to and disclosure of its confidential know-how and trade secrets.

 We seek to protect our technology as trade secrets and technical know-how. However, trade secrets and technical know-how are difficult to maintain and do not provide the same legal protections provided by patents. In particular, only patents will allow us to prohibit others from using independently developed technology that are similar. If competitors develop knowledge substantially equivalent or superior to our trade secrets and technical know-how, or gain access to our knowledge through other means such as observation of our technology that embodies trade secrets at customer sites which we do not control, the value of our trade secrets and technical know-how would be diminished.

While we strive to maintain systems and procedures to protect the confidentiality and security of our trade secrets and technical know-how, these systems and procedures may fail to provide an adequate degree of protection. For example, although we generally enter into agreements with our employees, consultants, advisors, and strategic partners restricting the disclosure and use of trade secrets, technical know-how and confidential information, we cannot provide any assurance that these agreements will be sufficient to prevent unauthorized use or disclosure.

10

While we are not currently aware of any infringement or other violation of our intellectual property rights, monitoring and policing unauthorized use and disclosure of intellectual property is difficult. If we learned that a third party was in fact infringing or otherwise violating our intellectual property, we may need to enforce our intellectual property rights through litigation. Litigation relating to our intellectual property may not prove successful and might result in substantial costs and diversion of resources and management attention.

We may face claims that we are violating the intellectual property rights of others

Although we are not aware of any potential violations of others’ intellectual property rights, we may face claims, including from direct competitors, other companies, scientists or research universities, asserting that our technology or the commercial use of such technology infringes or otherwise violates the intellectual property rights of others. We cannot be certain that our technologies and processes do not violate the intellectual property rights of others. If our market profile grows we could become increasingly subject to such claims.

If we were found to be infringing or otherwise violating the intellectual property rights of others, we could face significant costs to implement work-around methods, and we cannot provide any assurance that any such work-around would be available or technically equivalent to our potential technology. In such cases, we might need to license a third party’s intellectual property, although any required license might not be available on acceptable terms, or at all. If we are unable to work around such infringement or obtain a license on acceptable terms, we might face substantial monetary judgments against us or an injunction against continuing to use or license such technology, which might cause us to cease operations.

In addition, even if we are not infringing or otherwise violating the intellectual property rights of others, we could nonetheless incur substantial costs in defending ourselves in suits brought against us for alleged infringement. Also, if we are to enter into a license agreement in the future and it provides that we will defend and indemnify our customer licensees for claims against them relating to any alleged infringement of the intellectual property rights of third parties in connection with such customer licensees’ use of such technologies, we may incur substantial costs defending and indemnifying any customer licensees to the extent they are subject to these types of claims. Such suits, even if without merit, would likely require our management team to dedicate substantial time to addressing the issues presented. Any party bringing claims might have greater resources than we do, which could potentially lead to us settling claims against which we might otherwise prevail on the merits.

 Legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of rules and regulations which govern publicly-held companies. The Sarbanes-Oxley Act has resulted in a series of rules and regulations that increase responsibilities and liabilities of directors and executive officers. We are a small company with a limited operating history and no revenues.  This may influence the decisions of potential candidates we may recruit as directors or officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

 Risks Related To Our Securities

We are an emerging growth company under the recently enacted JOBS Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the recently enacted JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, among other things, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”;

•	obtain shareholder approval of any golden parachute payments not previously approved; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

11

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, because the JOBS Act has only recently been enacted, we cannot predict whether investors will find our stock less attractive because of the more limited disclosure requirements that we may be entitled to follow and other exemptions on which we are relying while we are an “emerging growth company”. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

The JOBS Act allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.   Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could adversely affect our results of operations, financial condition, business and prospects.

As a public company and particularly after we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC and NASDAQ. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

However, for as long as we remain an “emerging growth company” as defined in the  JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

12

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an  “emerging growth company” ,  we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In the event that your investment in our shares is for the purpose of deriving dividend income or in expectation of an increase in market price of our shares from the declaration and payment of dividends, your investment will be compromised because we do not intend to pay dividends.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors (which currently only consists of Darin Myman), and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of developmental stage companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies.  Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

• changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

• fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;

• changes in market valuations of similar companies;

• announcements by us or our competitors of significant contracts, new technologies,

acquisitions,  commercial relationships, joint ventures or capital commitments;

• variations in our quarterly operating results; and

• additions or departures of key personnel.

Purchasers of our common stock will experience immediate and substantial book value dilution.

The price of the Shares offered hereunder is substantially higher than the net tangible book value of each outstanding share of stock.  Investors who purchase Shares in this Offering will suffer immediate and substantial dilution.

Currently there is no established public market for our common stock, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading.

There is currently no established public market whatsoever for our securities.  A market maker will be asked to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA.   There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require.  We are not permitted to file such application on our own behalf.  If the application is accepted, there can be no assurances as to whether

(i) any market for our shares will develop;

(ii) the prices at which our common stock will trade; or

(iii)       the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock may not be followed by any market analysts and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly.  Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of cloud based enterprise resource management systems and general economic and market conditions.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities.  Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Because the SEC imposes additional sales practice requirements on brokers who deal in penny stocks, some brokers may be unwilling to trade them.  This means that you may have difficulty reselling your shares.

Our common stock is classified as a penny stock and will be covered by Section 15(g) of the Securities Exchange Act of 1934.  These rules impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of the shares to decline.

13

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require s broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

The offering price of the common stock was determined based on the price of our private offering, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $3.00 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

You will experience dilution of your ownership interest because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 500,000,000 shares of capital stock consisting of 425,000,000 shares of common stock, par value $0.0001 per share, and 75,000,000 shares of preferred stock, par value $0.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTCBB.

There is no assurance of a public market or that our common stock will ever trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”.   Such forward-looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of our management.

 Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	future financial or operating performance;

•	estimates related to future costs;

14

•	new competition;

•	technological advances;

•	estimates related to our intended use of proceeds

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the sections titled “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Operating Results” contained in this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

USE OF PROCEEDS

We estimate that we will receive up to $12,000,000 in net proceeds from the sale of shares in this offering, based on an assumed price of $3.00 per unit.  We will use the net proceeds from this offering to further develop our business platform and for working capital and other general corporate purposes.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

1.	Our operating history;
2.	The proceeds to be raised by the offering;
3.	The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders; and,
4.	Our relative cash requirements

DILUTION

The common stock to be sold is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PLAN OF DISTRIBUTION

We are offering up to 4,000,000 shares for $3.00 per share with aggregate gross proceeds of up to $12,000,000.  We will enter into a purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of shares being offered pursuant to this prospectus.

15

Because there is no minimum offering amount required as a condition to the closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Section 15(g) of the Exchange Act - Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder.  They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $2,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

16

Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  The application of the penny stock rules may affect your ability to resell your shares.

Regulation M

Our officers and directors, who will promote the shares, are aware that each is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We are authorized to issue 425,000,000 shares of common stock, $0.0001 par value.   As of February 11, 2013 there were 112,983,000 shares of our common stock issued and outstanding.

Common Stock

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if, declared by our Board of Directors;

•	Are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon liquidation, dissolution, or winding up of our affairs;

•	Do not have preemptive, subscription or conversion rights, or redemption; and

•	Are entitled to one vote per share on all matters submitted to our stockholders for a vote at any meeting of stockholders.

Preferred Stock

We are authorized to issue 75 million shares of preferred stock. There are no preferred shares issued and outstanding.

 Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the issued and outstanding shares of that common stock, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares of that common stock will not be able to elect any of our directors.

 Dividends

As of the date of this prospectus, we have not paid any cash dividends to our stockholders.  The declaration of any future cash dividend will be at the discretion of our Board of Directors and depend upon our earnings, if any, our capital requirements and financial situation, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but, rather, to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

17

Authorized but Unissued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares of our capital stock.  Additional shares of our capital stock may be used for a variety of purposes, including future offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved shares of our capital stock may be to enable our Board of Directors to issue shares of our capital stock to persons friendly to our current management, which issuance could render more difficult or discourage an attempt to obtain control of our Board of Directors by merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of our management and, possibly, deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Anti-takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

 Transfer Agent

The transfer agent for our common stock is V Stock Transfer, LLC. The transfer agent’s address is 77 Spruce Street, Suite 201, Cedarhurst, New York 11516.

DESCRIPTION OF BUSINESS

Overview:

Portus Holdings Inc. was incorporated on March 31, 2011, under the laws of the State of Nevada. Our principal business is focused on creating a multilingual, multiple functionality, and global food and beverage service platform (“Portus Cloud”). Portus Cloud is a global, multilingual, cloud based food and beverage service “portal” where customers will be able to manage an entire food and beverage service business or enterprise anywhere in the world, anytime and in any language.

Portus Cloud is intended to serve the food service management industry globally. Customers expected to utilize Portus Cloud include hospitals, nursing homes, long term care, restaurants, education facilities, military, hospitality, cruise lines, corporate dining and catering facility. Portus Cloud’s functionality and design allows the managers to effectively manage their business in any of these industries. It will enable the creation of recipes and menus, sourcing, costing and ordering the ingredients for proper preparation and presentation and where needed clinical feedback and in multiple languages.

An advantage to the platform is it can be accessed anywhere there is access to the internet and is a potential advantage to all operator types in that the access is available in the office the kitchen or table side. The system can even be used to enhance the consumer experience as the operator desires. The system is flexible and continually being enhance. The cost to the user; subscribe and log on and use whatever web portal they choose. The functionality that they need and desire is at their fingertips, with no IT cost and ease of implementation.

As a part of Portus’s strategy, we have licensed the data base and functional platform for this service from SureQuest Systems, Inc. (“SureQuest”) to allow us to launch Portus Cloud.

Our Services

We plan to offer cloud-based solutions for the management of the food service industry that provides inventory, sourcing, pricing and ordering, creating recipes and menus, preparing, presenting and serving and where needed documenting. Our solutions will deliver the core functions required to effectively manage both the human capital and financial resources of a food service organization, where a reliable global system of record is critical. We have designed our solutions for the way people work today, enabling workers to interact, collaborate and make business decisions using accurate data from a wide variety of devices, in real-time and on a global basis. Our innovative technology foundation will enable our customers to embrace the rapid pace of change in their business, operate with a more complete picture of their business and provide a modern and intuitive user experience, while substantially reducing the cost of their IT operations. We also bring to our customers substantial domain expertise in the areas of global food procurement, design and preparation that are reflected in our unified, global architecture.

The various segments of the food service industry that we intend to serve, whether a large global enterprise or a corner deli, Portus Cloud will deliver the rich functionality and data base needed to provide the highest quality of food preparation and presentation without the need of expensive hardware and IT cost.

In addition, Portus Cloud will provide a valuable tool for food distributors, food service managers and manufacturers by tying together the supply chain through its systems.

18

Our goal is to become a major cloud based software provider for food beverage service management. We will accomplish this by providing food and nutrient data base management that provides mission critical food service management to the healthcare, institutional, dining management and restaurant space. Our license with SureQuest’s proven will provide the platform that we will build out the multilingual capacity as well as the added functions to appeal to all areas of food service management. We intend to further develop the product for application for home healthcare, military and other mobile applications. It is also the plan to monetize our data base platform by offering to companies that plan to develop consumer based mobile applications. For example these applications could include healthy living, weight loss and other dietary related needs.

Cloud Based Technology

The pervasiveness of the Internet, along with the dramatic declines in the pricing of computing technology and network bandwidth, have enabled a new generation of enterprise computing in which substantial components of information technology, or IT, infrastructure can be provisioned and delivered dynamically on an outsourced basis. This new computing paradigm is sometimes referred to as utility computing, while the outsourced software applications are referred to as on-demand application services. On-demand application services enable businesses to subscribe to a wide variety of application services that are developed specifically for, and delivered over, the Internet on an as-needed basis with little or no implementation services required and without the need to install and manage third-party software in-house. The market for on-demand application services is projected to reach $37.9 Billion in 2012 as report by VisionGain, a London based independent market research firm.

The cloud is an on-demand virtual server accessible through the Internet. The cloud can be built as large as needed to meet customer demands without the costs and the infrastructure that have always been limiting factors. Traditionally, software programs are dedicated to a single workspace, function one at a time and are limited in scope and size to the internal (IT) resources that are available. Business software delivery models have evolved tremendously over the last decade.  We have gone from the old “DOS” (Disk Operating Systems) programs that reside on-premise to Windows® programs, also residing on-premise, to ‘off-site hosted’ programs residing on outside servers. Now there is “Software as a Service” (SaaS) via the Cloud.

Impact of Cloud on End-User

The two most significant differences between cloud based software and traditional on site software programs is that the user no longer owns the software and it does not matter where the software is located. Users simply pay to use the application. SaaS can be accessed at any time and from any place from any Internet-connected device (PC, Laptop, Tablet or Smart Phone, etc). End users generally pay a subscription fee for as long as the services are needed.

SaaS is typically defined by the delivery model rather than the underlying technology. A number of software vendors call themselves SaaS vendors and although any SaaS solution is [technically] ‘hosted’, the term ‘hosted’ is not synonymous with SaaS.  Real SaaS Vendors support a single code base across all customers – also known as multi-tenancy. SaaS vendors develop, support and deploy a single version of software across all customers, enabling the vendor to focus on on-going value-added innovation.

Traditional on-premise software vendors that host their on-premise applications cannot offer the benefits of real SaaS based technology. These vendors must expend too many of their resources maintaining multiple versions of their applications as well as the broad matrix of supporting infrastructure to deliver the application.  Since their customers are typically on different versions at any given time, these so called SaaS vendors are unable to share infrastructure and operational resources.  As a result their customers do not benefit from these efficiencies and wind up ‘footing the bill’ for maintaining upgrades which are not provided as frequently as they could if based on true SaaS technology.  A true SaaS vendor with 1,000 customers can upgrade all of them with a single upgrade to the Cloud.  The on-premise (or installed) software vendor must send out 1,000 individual upgrades and involve each customer in the process. The next upgrade may well be ready for release before the previous upgrade process is complete.  The “hosted” software vendor without multi-tenancy, is not much more efficient – as this vendor will still need to upgrade all of their customers individually, even though the vendor may send all of the upgrades to the same place in the Cloud.

Major characteristics of Software as a Service (SaaS) are:

▪	customers share a single version of the software (application)

▪	customers share the same IT infrastructure and operational resources

▪	updates are included with the service at no extra charge

▪	customers enjoy world class security for data center operations, applications and data

▪	service level guarantees that define and insure up time, backup and disaster recovery

▪	ongoing maintenance, development and performance tuning

▪	no perpetual licenses – pay as you go pricing

19

The Enterprise Application Software Market

Advances in computing and communications technology have enabled businesses to automate and improve their basic business processes. Many businesses have purchased, built and deployed a wide range of enterprise software applications in such areas as enterprise resource management, or ERM. While technology improvements have brought increased processing power and functionality to enterprise software applications, businesses have been challenged to realize the benefits of these applications for a variety of reasons, including the following:

•	Difficulty of deployment. The increasing number and complexity of installed applications, operating systems, networks and computer systems have made it difficult and time consuming for businesses to implement and use enterprise software applications.

•	High cost of ownership. Installed Enterprise software applications carry a high total cost of ownership. Customers must make significant investments, both initially and on an ongoing basis, in applications and IT infrastructure, including computer systems, networks, software licenses and maintenance.

In an attempt to address these challenges, many enterprise software application vendors have adapted their products to be accessible over the Internet. However, as these products were not originally designed to be delivered over the Internet as a service, they have failed to address these challenges. In addition, because they are not easy-to-use, users have been hesitant to adopt these complex, non-intuitive applications.

Emergence of On-Demand Application Services:

The pervasiveness of the Internet, along with the dramatic declines in the pricing of computing technology and network bandwidth, have enabled a new generation of enterprise computing in which substantial components of IT infrastructure can be provisioned and delivered dynamically on an outsourced basis. This new computing paradigm is sometimes referred to as utility computing, while the outsourced software applications are referred to as on-demand application services. On-demand application services enable businesses to subscribe to a wide variety of application services that are developed specifically for, and delivered over, the Internet on an as-needed basis with little or no implementation services required and without the need to install and manage third-party software in-house.

Key attributes of successful on-demand application services include:

•	a fully outsourced service accessible over the Internet;

•	rapid and simple deployment, configuration and training;

•	a comprehensive set of application features;

•	a scalable, secure and reliable application architecture that can economically support tens of thousands of customers simultaneously;

•	the ability to integrate with businesses’ existing third-party and internally developed enterprise applications and databases; and

•	the ability to tailor the appearance, policy settings, workflow and other characteristics of the service to meet the needs of a diverse customer base.

On-demand application services contrast with the traditional enterprise software model, which requires each customer to install, configure, manage and maintain the hardware, software and network services to implement the software application in-house. Enterprise software vendors must maintain support for numerous legacy versions of their software and compatibility with a wide array of hardware devices and operating environments. These services also contrast with solutions offered by first-generation application service providers, commonly referred to as ASP’s, which host third-party enterprise applications on behalf of their customers. Since these ASPs are deploying traditional third-party software applications with each customer typically running on a separate instance, or copy, of the software, ASPs remain challenged by the time and expense problems associated with purchasing, implementing, integrating, maintaining and supporting these applications. Additionally, because ASP hosting typically involves the installation of one dedicated server or set of servers to support a small number of customers, ASPs are challenged to cost-effectively scale to support a larger customer base.

We believe the shift to on-demand application services will provide significant benefits by reducing the risks and lowering the costs of purchasing and deploying information technology resources, managing software and hardware upgrades, and hiring expensive IT personnel to maintain applications. As a result, we believe the emergence of on-demand application services will bring about a fundamental transformation in the enterprise software industry as businesses will be able to replace their purchased software with subscriptions to a wide range of application services. The market for on-demand application services is projected to reach $39 Billion by the end of 2012 as reported by VisionGain, an independent research firm.

20

The Opportunity for On-Demand Food and Beverage Service Management Application Services:

Our category of enterprise software applications in which businesses have made significant investments has been dietary management. We are changing the dynamic and expanding the reach of our products and services to globally manage the food service industry. Our suite of services is intended to enable businesses to automate the key elements of managing food services process from provisioning to consumption.

The difficulties that companies have faced in deploying and maintaining enterprise software applications have been particularly true in cost effective delivery of quality food. The high cost of traditional enterprise solutions has limited companies in acquiring adequate systems to plan, design, implement and deliver quality food. By going to the cloud, these services can be delivered at an affordable price with higher security of data and a greater ability to interface with other enterprise products to streamline the control food service and dietary needs of the consumers.

Key advantages of our cloud based food service management solution include:

•	Rapid deployment. We expect that our service can be deployed rapidly and provisioned easily, since our customers do not have to spend time installing or maintaining the servers, networking equipment, security products or other infrastructure hardware and software necessary to ensure a scalable and reliable service. We believe the average time that a customer requires to deploy our service is significantly shorter than typical traditional dietary management software deployments. We also offer complementary consulting and training services to assist customers in rapidly deploying and optimizing their use of our service.

•	Enable high levels of user adoption. We have designed our service to be easy-to-use and intuitive. Our service will contains many tools and features recognizable to web users as well as drag and drop and multiple open windows convenience not found in other web based applications.

As a result, our users will not require substantial training on how to use and benefit from our service. We intend to conduct extensive surveys of our users to gauge their experiences with our service so that we may determine potential areas of improvement.

•	Lower total cost of ownership. We expect our service will enable customers to achieve savings relative to the traditional enterprise software model. Our service enables customers to automate processes without having to make large and risky upfront investments in software, hardware, implementation services and additional IT staff. In addition, because all upgrades are implemented by us on our servers they automatically become part of our service and therefore benefit all of our customers immediately.

•	Extensive features, functionality and configurability. We will offer a comprehensive array of features that meet the needs of businesses of any size. Our service will support the key functional areas within food service management. Furthermore, most features of our service can be accessed through a variety of devices, including laptop computers, PDAs and wireless devices.

•	Secure, scalable and reliable delivery platform. The delivery platform for our service has been designed to provide our customers with high levels of reliability, performance and security. The IT systems within our data center have mirror fail-over redundancy. We have built a comprehensive security infrastructure, including firewalls, intrusion detection systems and encryption for transmissions over the Internet, which we monitor and test on a regular basis. We built and maintain a multi-tenant application architecture that has been designed to enable our service to scale securely, reliably and cost-effectively to tens of thousands of customers and millions of users. Our multi-tenant application architecture maintains the integrity and separation of customer data while still permitting all customers to use the same application functionality simultaneously. Our architecture also enables us to segment access privileges across our user base.

•	Ease of integration. Our platform is designed to enable IT professionals to integrate our service with existing applications quickly and seamlessly.

Products and Services

The Company’s primary products and services will include food service management software, menu services and customer software support services.

21

Targeted Markets:

The U.S. population is rapidly aging and the over-65 group is expected to double by the year 2030. LTC facilities will grow, over time, to meet the demand of this demographic trend and will require use of dietary software to operate, effectively and efficiently. In addition, the increasing awareness and focus of proper nutrition and the growing concern by the public in general to reduce obesity and diabetes in the U.S., our services will provide excellent tools to improve the way people eat. The core business segments listed below are already doing something to manage their food service process. Most are doing so with installed, expense software products with little flexibility for enterprise wide applications. Many are required to have electronic medical records and need to have dietary tied in with it. We intend to integrate and deploy our products and services across the following industries.

Domestic Institutions

The domestic institutions we intend to target include hospitals, assistant living facilities, nursing homes, schools, universities and the armed forces.

Hospitals, skilled nursing, assisted living, schools, universities, and armed services get the benefit of scalable services that provide ingredients, menus, pricing of meals, and barcode inventory management. With this product the opportunity is created to expand globally to multi-national companies offering an enterprise resource management solution to companies now using many different software platforms that do not interface and work together.

Restaurants

Companies need menu planning, catering, ordering, and inventory management. We intend to provide these services for corner cafes to restaurant chains that are operating globally

Dining Management

Dining managers manage business dining rooms, retirement, assisted living, skilled nursing and adult day-care facilities, schools, universities, hotels and conventional dining operations. We intend to enter into contracts with dining management providers and enable them to use our system in accessing recipes, menus, and inventory management applications in their daily operations. We intend this to be a cost-effective solution that improves their operations and insures quality.

Marketing Strategy

Our objective is to be a leading provider of on-demand application services for the food service industry worldwide. Key elements of our strategy include:

•	Strengthen and extend our service offering. We designed our service to easily accommodate new features and functions as well as the release of entirely new application services. We may also offer advanced modules for an additional subscription fee to customers that require enhanced capabilities.

•	Pursue new customers and new territories aggressively. We believe that our on-demand application service provides significant value for businesses of any size, from small businesses to Fortune 500 corporations. In addition, our language translator will allow us to form strategic alliances globally creating the global backbone for the food service industry. As a result, we will continue to aggressively target businesses of all sizes, through our direct sales force and or strategic alliances with food distributors and food service management companies. We plan to continue to increase the number of direct sales professionals we employ, and we intend to develop additional distribution channels for our service. We also believe that there is a substantial market opportunity for our service outside of North America. We plan to continue to aggressively market to customers outside of North America by building partnerships that help us add customers in these regions and increasing the number of languages we support.

In addition, we intend to add a sales director to international markets in Europe, Latin America, Asia, China and India.

Competition

The market for food service software applications is highly competitive and subject to changing technology, shifting customer needs and frequent introductions of new products and services. Our entry into the “Cloud” has set us apart from the majority of vendors. We believe that our years of experience and success in the traditional software industry and moving to the “Cloud”, has greatly enhanced our competitive position. Historically, we have competed with vendors of packaged dietary management software (DMS), whose software is installed by the customer directly or is hosted by first generation, application service providers (ASP) on the customer’s behalf, and companies offering on-demand DMS applications. We also compete with internally developed applications and face, or expect to face, competition from enterprise software vendors and online service providers who may develop and/or bundle DMS products with their products in the future.

22

Our current principal competitors include:

Computrition – Computrition is a subsidiary of Constellation Software of Canada. Computrition has a large client base but is relegated to the old client server based business model. Management believes that Computrition will not offer its clients the newer SaaS and cloud delivery models so the company is forced to try to compete in a market with an archaic business model with tens of thousands of dollars of up front server and maintenance costs to the end user. This issue has seen Computrition consistently lose market share to its competition over the past few years.

Momentum Healthware - Momentum is a Microsoft platform dietary management solution. They offer a full suite of products but have limited capabilities as it pertains to SaaS and have no Cloud solution. We believe that the company will have a hard time competing because the markets are demanding a seamless interface with Electronic Medical Record Companies, which Momentum will not be able to do until they are at least HL5 compliant and in the Cloud. Momemtum's major focus is the skilled and long term care markets.

Simplified Nutrition Online – SNO is a cloud based application focusing mainly on skilled nursing. SNO currently has over 600 facilities under contract with limited growth capital.

CBord - CBord is one of the largest competitors in the market and a subsidiary of Roper Industries. The company currently relies on a server based business model. Because of their large up front expense CBord has moved away from the acute and long term care markets and focused on hospitals and universities as the market trends to more efficient and cost saving solutions.

Vision Software – Vision is a cloud based competitor. Vision software's current pricing is significantly higher which has limited them thus far to hospitals and growth in other areas.

Effect of Government Regulations

There are currently no governmental regulations affecting the conduct of the Company’s business other than the normal and usual governmental regulations affecting all businesses. The primary market for the Company’s services has been the healthcare industry, which is a highly regulated industry. Therefore, the Company’s customers are subject to numerous governmental regulations, including Medicare and Medicaid, which directly affect the facilities’ ability to pay the costs of the Company’s products and services.

Research and Development

With technological advances coming at an ever increasing pace, we intend to devote necessary resources as necessary to improve and increase features and functionality of our services.

Employees:

As of February 11, 2013, the Company has 2 employees, consisting of our President, Chief Executive Officer, and Chief Financial Officer, G. Dale Murray, and our Executive Vice President, L. Clay Edmonds.

Environmental Compliance

As a software Company, compliance with environmental standards has had little impact on the Company.

DESCRIPTION OF PROPERTY

Our executive office is located at 110 East Broward Boulevard, Suite 1700, Ft Lauderdale, FL 33301.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 28 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

23

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock or any other securities. We anticipate that we will retain all available funds and any future earnings, if any, for use in the operation of our business and do not anticipate paying cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of our current or then-existing credit facilities and other factors our board of directors deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND PLAN OF OPERATION

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Portus Holdings Inc. was incorporated on March 31, 2011, under the laws of the State of Nevada. The Company was formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our principal business is focused on creating a multilingual, multiple functionality, and global food service platform.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

24

We expect to begin generating revenue once we complete the licensing agreement with SureQuest Systems, Inc. and are able to launch our cloud based platform. We expect that this will take place in 6-12 months.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to select appropriate accounting policies and to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Results of Operations For Fiscal Years Ended

Comparison of Operating Results for the Three Months Ended September 30, 2012 and 2011

For the three months ended September 30, 2012 our focus has been completing our due diligence investigation of potential business ventures and identifying potential financing activities. In connection with our due diligence investigation we incurred significant legal, accounting and administrative expenses. These expenses totaled $10,000, $27,608 and $ 174,841 respectively. Total expenses during this quarter were $212,449.  During the three months ended September 30, 2011 total expenses were $3,750 consisting of accounting fees totaling $3,000 and $750 in incorporating expenses. During this period, no expenses were incurred in connection with the Company looking for potential business acquisitions.

Our Net Loss for these periods was $(212,449) as compared to $(3,750).

Comparison of Operating Results for the Nine Months ended September 30, 2012 and 2011

Most of the expenses that we incurred were in connection with our due diligence investigation of potential business ventures occurred during the three months ended September 30, 2012. As a result, there are few expenses that we incurred prior to the most recently completed fiscal quarter. For the nine months ended September 30, 2012 total expenses were $212,449 consisting of $30,608 in finance and accounting fees, $10,000 in legal fees, $174,841 for general and administrative fees. There were nominal expenses attributable to incorporating expenses and bank fees.  For the nine months ended September 30, 2011 expenses totaled $3,750 consisting of finance and accounting totaling $3,000 and $750 attributable to incorporating expenses.

We had a net loss of $(212,449) and $(3,750) respectively.

Operating Results Since Inception for the period ended September 30, 2012

We have never generated revenues.  Our total expenses were $216,280 consisting primarily of finance and accounting fees totaling $30,000, legal fees totaling $10,000 and general and administrative expenses totaling $174,841. Net loss since Inception totaled $(216,280).

Operating Results from March 31, 2011 (inception) as of the year ended December 31, 2011

The Company has received no income, has had neither operations nor expenses, other than Nevada state fees and accounting fees as required for incorporation and for the preparation of the Company's financial statements.

As of December 31, 2011, the Company had not generated revenues and had no income or cash flows from operations since inception. At December 31, 2011, the Company had sustained net loss of ($3,835) and had accumulated a deficit of ($3,835).

The Company's independent auditors had issued a report raising substantial doubt about the Company's ability to continue as a going concern. At present, the Company has no operations and the continuation of the Company as a going concern is dependent upon financial support from its stockholder, its ability to obtain necessary equity financing to continue operations and/or to successfully locate and negotiate with a business entity for the combination of that target company with the Company.

25

Liquidity and Capital Resources

Assets and Liabilities for the period ended September 30, 2012

At September 30, 2012 we had cash of $147,622 and account deposits totaling $40,000. Our total assets were $187,622 and we have no liabilities. At December 31, 2011 we had no assets and limited liabilities. If we are not successful in securing additional financing and our business activities we believe that we have sufficient assets to continue to look for other business opportunities.

Equity Financings and Acquisitions:

We did not conduct any type of independent business valuation at the time of the offering.  The Board of Directors made a business decision to sell our common stock at $3.00 per share.  The Board did not use any quantifiable standards to determine the offering price.  The offering price of  $3.00 per share is  not indicative of the value of the Company.  Rather, management believed that the offering price was reasonable given the risks and rewards.

 We believe that until a trading market develops for the common stock, prospective investors will ultimately be the ones to determine whether the offering price is appropriate and represents the fair market value of the common stock.

Stock Grants

Through the date of this offering, we have relied on stock grants to recruit and retain our officers and directors.   We believe that on the date of the stock grants, the methodologies, approaches and assumptions that we used are consistent with the American Institute of Certified Public Accountants, “Practice Guide on Valuation of Privately-Held Company Equity Securities Issued as Compensation”, considering numerous objective and subjective factors to determine common stock fair market value at each issuance date, including but not limited to the following factors: (a) arm’s length private transactions; (b) shares issued for cash as a basis to determine the value for shares issued for services to non-related third parties; and (c) fair value of service provided to non-related third parties as a basis to determine value per share.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

The following table sets forth the name and age of officers and director as of February 11, 2013. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position(s)
G. Dale Murray, Margate, FL	33	President, Chief Executive Officer, Chief Financial Officer, Director

L. Clay Edmonds, Oakland Park, FL	54	Executive Vice President

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

George Dale Murray, II, President, Chief Executive Officer, Chief Financial Officer and Director

Mr. Murray, age 33, has over ten years business experience owning, operating and consulting for companies in the technology, energy and manufacturing fields.

Mr. Murray has served as president of Portus Inc. since its inception in August 2011. From 2009 through 2011 Mr. Murray served as the chief operating officer of Simplified Nutrition Online, a cloud-based technology company specializing in dietary management software. From 2006 through 2008 Mr. Murray served as president of Lightsource Mining Company and as managing member of Burnmore Coal Group, LLC, both of these companies were engaged in mining activities in Eastern Kentucky. Also during this period, Mr. Murray served as an independent consultant for several public and private companies.

During his business career Mr. Murray has cultivated relationships in both the public and private sectors. Mr. Murray is a high-energy, fiscally conscious and goal driven executive.

26

L. Clay Edmonds, Executive Vice President

Mr. Edmonds, age 54, has over 22 years of experience in owning, operating and consulting in the real estate, finance and technology fields. From May of 2010 until March of 2011 Mr. Edmonds served as the Director of Business Development and Operations of Simplified Nutrition Online, a cloud-based technology company specializing in dietary management software. From May of 2007 until May of 2010, Mr. Edmonds served as the General Manager for all operations for Lee Asset Management, Inc, an affordable senior housing company, where he was responsible for operations, regulatory relations and financial performance. From 1990 until 2004 Mr. Edmonds served as the Executive Vice President of the Brencor Companies an Atlanta based affordable housing development and property management company, which developed, owned and managed more than 15,000 apartment units in the southeast United States. He was responsible for the management of the acquisition and finance of the portfolio. Mr. Edmonds began his career in income property lending where he served as a business development officer for Fleet Funding and Fogelman Mortgage.

Term of Office

Our directors serve until their successor are elected and qualified.  Our officers are elected by the board of director to a term of one (1) year and serves until their successor is duly elected and qualified, or until they are removed from office.  The board of director has no nominating, auditing or compensation committees.

Family Relationships

There are no family relationships among our directors and/or officers.

EXECUTIVE COMPENSATION

Overview of Compensation Program

Our compensation philosophy is based on our belief that our compensation programs should: be aligned with stockholders’ interests and business objectives; reward performance; and be externally competitive and internally equitable. We seek to achieve three objectives, which serve as guidelines in making compensation decisions:

(1)	Providing a total compensation package which is competitive and therefore enables us to attract and retain, high-caliber executive personnel;

(2)	Integrating compensation programs with our short-term and long-term strategic plan and business objectives; and

(3)	Encouraging achievement of business objectives and enhancement of stockholder value by providing executive management long-term incentive through equity ownership.

We may compensate our officers with cash compensation, common stock and common stock options. We have not established any quantifiable criteria with respect to the level of compensation, stock grants or options. Rather, the Board of Directors will evaluate cash, stock grants and stock options paid to similar food service software providers..  We do not have a Compensation Committee of the Board of Directors.

With respect to stock grants and options which may be issued to the Company’s officers and directors, the Board will consider an overall compensation package that includes both cash and stock based compensation which would be in line with the Company’s overall operations. We may establish a Stock Incentive and Compensation Plan in order to implement a stock based compensation plan.  We anticipate that any such plan, if adopted will provide for the grant of  non-qualified stock options (“Non-Qualified Stock Options”), incentive stock options (“ISOs”, together with Non-Qualified Stock Options referred to herein as “Stock Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”) and registered stock (“Registered Stock”), (collectively, the “Awards”) to eligible Participants.

The following table sets forth the compensation paid by us to our officers for the fiscal years ended December 31, 2012, and 2011.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

27

Executive Officer Compensation Table

							Non-
							Qualified
Name and						Non-Equity	Deferred
Principal				Stock	Option	Incentive	Comp on
Position	Year	Salary(1)	Bonus	Awards(2)	Awards	Comp Plans	Earnings	Other	Total
G. Dale Murray, President , CEO, CFO and Director		$1	n/a	n/a	n/a	n/a	n/a	n/a	$1

L. Clay Edmonds, Executive Vice President		$52,000	$10,000	n/a	n/a	n/a	n/a	n/a	$62,000

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

Compensation of Directors

Our directors may be compensated for their services as directors.  The board has not yet implemented a plan to award options to any director.  At this time there are no contractual arrangements with any member of the board of directors.  We have no director’s service contracts.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Employment Agreements

Currently, we do not have an employment agreement in place with our executive officers.

Indemnification

Under our Articles of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering.  The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

	Number of
Name and Address Beneficial	Shares Before	Percentage of
Owner	The Offering	Common Stock(1)

Portus Inc. (2)	104,675,000	92.65%

All Officers and Directors as a	104,675,000	92.65%

28

Group

(1) Based on 112,983,000 shares outstanding as of February 11, 2013

(2) Portus Inc. is an entity in which George Dale Murray, our President, Chief Executive Officer, Chief Financial Officer and Director, is the sole stockholder.

As of February 11, 2012, there were 112,983,000 shares of our common stock issued and outstanding.   All of the shares issued are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.  Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition, provided we were not a shell company when the shares were issued.  Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

 There is no public trading market for our common stock.  There are no outstanding options or warrants to purchase, or securities convertible into, our common stock.  There are four holders of record for our common stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On June 5, 2012, the Company entered into a stock purchase agreement (the “Agreement”) with Portus Inc., a Nevada corporation, whereby Portus acquired 112,500,000, consisting of all of the Company’s issued and outstanding shares of common stock. Portus Inc. is an entity in which George Dale Murray, our President, Chief Executive Officer, Chief Financial Officer and Director, is the sole stockholder.

The Company has not had any promoter within the past five fiscal years.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement. Additionally, as part of its compensation, Anslow & Jaclin, LLP and its associates received an aggregate of 160,000 shares of common stock that are being registered in this Registration Statement.

The financial statements included in this prospectus and the registration statement have been audited by Malone Bailey LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

During the past ten years:

1)           No petition pursuant to the federal bankruptcy laws or any state insolvency law was filed by or against,

or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any of our officers or directors, or any partnership in which any such officer or director was a general partner at or within 2 years before the time of such filing, or any corporation or business association of which any such officer or director was an executive officer at or within 2 years before the time of such filing;

29

2)           None of our officers or directors has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3)           None of our officers or directors has been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such officer or director from, or otherwise limiting, the following activities:

(i)           Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)           Engaging in any type of business practice; or

(iii)          Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

 4)             None of our officers or directors has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of any such officer or director to engage in any activity described in paragraph (f) (3) (i) of Item 401(f) of Regulation S-K, or to be associated with persons engaged in any such activity;

5)             None of our officers or directors has been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

6)             None of our officers or directors has been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently  reversed, suspended or vacated;

7)             None of our officers or directors has been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)             Any federal or state securities or commodities law or regulation; or

(ii)           Any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)           Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8)             None of our officers or directors has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3 (a) (26) of the Exchange Act (15 U.S.C. 78c (a) (26)), any registered entity (as defined in Section 1 (a) (29) of the Commodity Exchange Act (7 U.S.C. 1 (a) (29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to this offering of our common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC.

For further information with respect to us and our common stock offered by this prospectus, we refer you to the registration statement, including the exhibits and the consolidated financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

30

The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Upon the completion of this offering, we will be subject to the information reporting requirements of the Securities Act and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.gctsemi.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Portus Holdings, Inc.

(a development stage company)

Fort Lauderdale, FL

We have audited the balance sheets of Portus Holdings, Inc., a development stage company, (the “Company”) as of December 31, 2011 and March 31, 2011, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the nine months ended December 31, 2011, the periods from March 31, 2011 (inception) through March 31, 2011 and December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Portus Holdings, Inc. as of December 31, 2011 and March 31, 2011, and the results of its operations and its cash flows for the nine months ended December 31, 2011, the periods from March 31, 2011 (inception) through March 31, 2011 and December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Portus Holdings Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Portus Holdings Inc. suffered losses from operations and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP

www.malonebailey.com

Houston, Texas

September 11, 2012

32

PORTUS HOLDING, INC.

F/K/A SOLIDO VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31, 2011	March 31, 2011
ASSETS
CURRENT ASSETS
Cash	$-	$3,750
TOTAL ASSETS	$-	$3,750

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$85	$3,750
TOTAL CURRENT LIABILITIES	85	3,750

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value, authorized: 75,000,000 shares, Issued and outstanding: None	-	-
Common stock, $0.0001 par value, authorized: 425,000,000 shares, Issued and outstanding: 112,500,000 shares issued and outstanding respectively	11,250	11,250
Additional Paid in Capital	(7,500)	(7,500)
Deficit accumulated during the development stage	(3,835)	(3,750)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(85)	-
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$3,750

The accompanying notes are an intergral part of the unaudited financial statements

33

PORTUS HOLDING, INC.

F/K/A SOLIDO VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

		For the period from	For the period from
	For the nine months	March 31, 2011 (inception)	March 31, 2011 (inception)
	ended	to	to
	December 31, 2011	March 31, 2011	December 31, 2011

REVENUE	$-	$-	$-

EXPENSE
Finance & Accounting	$-	$3,000	$3,000
Incorporation Expenses	-	750	750
Bank Charges	85	-	85
Total Expenses	85	3,750	3,835
NET INCOME (LOSS)	$(85)	$(3,750)	$(3,835)

NET LOSS PER SHARE
Basic and diluted	$(0.00)	$(0.00)	n/a

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and diluted	112,500,000	112,500,000	n/a

The accompanying notes are an intergral part of the unaudited financial statements

34

PORTUS HOLDING, INC.

F/K/A SOLIDO VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY (DEFICIT)

				Deficit
				Accumulated
	Common Stock		Additional	During the	Total
	$0.0001 Par Value		Paid-in	Development	Stockholder's
	Shares	Amount	Capital	Stage	Equity
Balance - March 31, 2011 (inception)	-	$-	$-	$-	$-
Shares issued for cash	112,500,000	11,250	(7,500)	-	3,750

Net Loss, period ended March 31, 2011	-	-	-	(3,750)	(3,750)
Balance - March 31, 2011	112,500,000	11,250	(7,500)	(3,750)	-

Net Loss, period April 1, 2011 to December 31, 2011	-	-	-	(85)	(85)
Balance - December 31, 2011	112,500,000	$11,250	$(7,500)	$(3,835)	$(85)

The accompanying notes are an intergral part of the unaudited financial statements

35

PORTUS HOLDING, INC.

F/K/A SOLIDO VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the	For the period from	For the period from
	Nine Months	March 31, 2011	March 31, 2011
	Ended	(Inception) to	(Inception) to
	December31, 2011	March 31, 2011	December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(85)	$(3,750)	$(3,835)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase / (Decrease) in accounts payable	(3,665)	3,750	85
NET CASH USED IN OPERATING ACTIVITIES	(3,750)	-	(3,750)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	3,750	3,750
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	3,750	3,750

INCREASE (DECREASE) IN CASH	(3,750)	3,750	-

CASH, BEGINNING OF PERIOD	3,750	-	-

CASH, END OF PERIOD	$-	$3,750	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an intergral part of the unaudited financial statements

36

PORTUS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

PORTUS HOLDINGS, INC. (the “Company”) was incorporated in the State of Nevada on March 31, 2011 as Solido Ventures, Inc. and changed its name to Portus Holdings, Inc. on June 14, 2012. The Company is a Development Stage Company as defined by ASC 915-10. The Company is a “blank check” company that intends to seek a merger or acquisition with an operating company. During 2012, the Company changed its fiscal year end to December 31 from March 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of Presentation and Going Concern

The financial statements have been prepared according to GAAP. The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no business operations and has negative working capital and minimal stockholders’ equity. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. In view of these matters, continuation as a going concern is dependent upon the continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

The Company plans to improve its financial condition through additional sales of common stock. However, there is no assurance that the Company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

b)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

c)	Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

d)	Fair Value of Financial Instruments

ASC Topic 820-10 requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2011. The respective carrying value of certain on-balance-sheet financial instruments approximates their fair values. These financial instruments include cash, stock subscriptions receivable, and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.

37

e)	Income Taxes

The Company follows FASB Codification Topic 740-10-25 (ASC 740-10-25) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

f)	Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC Topic 260-10, “Earnings per Share”. ASC Topic 260-10 requires presentation of both basic and diluted per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive shares if their effect is anti-dilutive. The Company had no dilutive common stock equivalents as of December 31, 2011.

g)	Development Stage Company

Based on the Company's business plan, it is a development stage Company since planned principle operations have not yet commenced. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply to developing enterprises. As a development stage enterprise, the Company discloses its retained earnings (or deficit accumulated) during the development stage and the cumulative statements of operations and cash flows from commencement of development stage to the current balance sheet date. The development stage began on March 31, 2011, when the Company was organized.

h)	Recent Pronouncements

The Company does not expect any recent accounting pronouncements to have a material impact on the Company's financial position, operations, or cash flows.

NOTE 3 - CAPITAL STOCK

Preferred Stock. The Company has authorized 75,000,000 shares of preferred stock with a par value of $.0001 per share. These shares may be issued in series with such rights and preferences as may be determined by the Board of Directors. The Company has not issued any preferred shares as of December 31, 2011.

38

Common Stock . The Company has authorized 425,000,000 shares of common stock with a par value of $.0001 per share. As of December 31, 2011, there were 112,500,000 shares issued and outstanding that were sold on March 31, 2011 for $3,750 to the Company’s founder.

NOTE 4 - INCOME TAXES

The Company is subject to income taxes in the United States of America. As of December 31, 2011, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $3,800. Section 382 of the Internal Code allows post-change corporations to use prechange net operating losses, but limit the amount of losses that may be used annually to a percentage of the entity value of the corporation at the date of the ownership change. The applicable percentage is the federal long-term tax-exempt rate for the month during which the change in ownership occurs. As of December 31, 2011, the Company had an estimated deferred tax asset from its net operating losses of $1,300, of which 100% has been fully reserved.

NOTE 5 – SUBSEQUENT EVENTS

On June 5, 2012, Michael Burns entered into a stock purchase agreement (the “Agreement”) with Portus Inc., a Nevada corporation, whereby Portus acquired all of the Company’s issued and outstanding shares of common stock. In connection with this transaction, Mr. Burns tendered his resignation and Mr. George Dale Murray, II was appointed the Company’s sole officer and director.

On June 12, 2012 the Company approved a 3:1 forward split of the Company’s common stock. As a result of the foregoing, the number of issued and outstanding shares of common stock increased from 37,500,000 to 112,500,000. All share and per share amounts have been restated to reflect this event from the first day of the first period presented.

On July 27, 2012, G. Dale Murray II, the company’s CEO and President opened a checking account in the name of Portus Holdings Inc for one hundred dollars ($100).

On August 22, 2012, the Company received Three Hundred Thousand Dollars ($300,000) in exchange for Three Hundred Thousand shares of Portus Holdings Inc.’s common stock.

On September 13, 2012, the company received an additional One Hundred Thousand Dollars in exchange for One Hundred Thousand shares of Portus Holding Inc.’s common stock.

On October 12, 2012 Portus and Portus Acqusition Corp., our wholly owned subsidiary, entered into a Share Exchange Agreement with Surequest Systems, Inc., a Delaware Corporation, (“SureQuest”) and its wholly owned subsidiary Surequest Systems, Inc., a Texas corporation, (“SureQuestTX”)

The Agreement provides in part for the Company to acquire all of the issued and outstanding shares of common stock of SureQuestTX in exchange for all of the issued and outstanding shares of common stock of Portus Acquisition Corp. A good faith deposit in the amount of $40,000 was issued at that time.

On January 25, 2013, the Company has entered into a Convertible Debenture Agreement in the amount of $50,000 with an existing shareholder. The Convertible Debenture is to be repaid with one year at an annual interest rate of 8%. The Debenture is convertible into common shares at $1 per share.

Subsequent to September 30, 2012, the Company has accepted $71,000 under the Company’s Subscription Agreement from 9 accredited investors and 70,000 additional shares were issued.

39

PORTUS HOLDING, INC.

F/K/A SOLIDO VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

(Unaudited)

	September 30,
	2012	December 31, 2011
ASSETS
CURRENT ASSETS
Cash	$147,621	$-
Acquisition Deposit	40,000
TOTAL ASSETS	$187,621	$-

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$-	$85
TOTAL CURRENT LIABILITIES	-	85

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value, authorized: 75,000,000 shares, Issued and outstanding: None	-	-
Common stock, $0.0001 par value, authorized: 425,000,000 shares, Issued and outstanding: 112,900,000 and 112,500,000 shares issued and outstanding respectively	11,290	11,250
Additional Paid in Capital	392,460	(7,500)
Deficit accumulated during the development stage	(216,129)	(3,835)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	187,621	(85)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$187,621	$-

The accompanying notes are an intergral part of the unaudited financial statements

40

PORTUS HOLDING, INC.

F/K/A SOLIDO VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(UNAUDITED)

					For the period
				For the period	from
	For the	For the		from	March 31,
	three	three	For the	March 31, 2011	2011
	months	months	nine months	(inception)	(inception)
	ended	ended	ended	to	to
	September	September	September	September 30,	September 30,
	30, 2012	30, 2011	30, 2012	2011	2012

Finance & Accounting	$27,608	$-	$27,608	$3,000	$30,608
Legal	10,000	-	10,000	-	10,000
General and Administrative	174,690	55	174,686	805	175,521
Total Expenses	212,298	55	212,294	3,805	216,129
NET INCOME (LOSS)	$(212,298)	$(55)	$(212,294)	$(3,805)	$(216,129)

NET LOSS PER SHARE
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	n/a

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and diluted	112,645,652	112,500,000	112,548,905	112,500,000	n/a

The accompanying notes are an integral part of the unaudited financial statements

41

PORTUS HOLDING, INC.

F/K/A SOLIDO VENTURES, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the	For the period from	For the period from
	Nine Months	March 31, 2011	March 31, 2011
	Ended	(Inception) to	(Inception) to
	September 30, 2012	September 30, 2011	September 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(212,294)	$(3,805)	$(216,129)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase / (Decrease) in accounts payable	(85)	3,750	-
NET CASH USED IN OPERATING ACTIVITIES	(212,379)	(55)	(216,129)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for deposit on acquisition	(40,000)	-	(40,000)
NET CASH USED IN INVESTING ACTIVITIES	(40,000)	-	(40,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	400,000	3,750	403,750
NET CASH PROVIDED BY FINANCING ACTIVITIES	400,000	3,750	403,750

INCREASE (DECREASE) IN CASH	147,621	3,695	147,621

CASH, BEGINNING OF PERIOD	-	-	-

CASH, END OF PERIOD	$147,621	$3,695	$147,621

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an intergral part of the unaudited financial statements

42

PORTUS HOLDINGS INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2012

NOTE 1 – BASIS OF PRESENTATION

The financial information included herein is unaudited and has been prepared consistent with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8, Rule 8.03 of Regulation S-K. Accordingly, these financial statements do not include all information required by generally accepted accounting principles for annual financial statements. These statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 2011, from which the balance sheet information as of that date is derived. These interim financial statements contain all adjustments necessary in the opinion of management for a fair statement of results for the interim periods presented.

The results of operations for the nine months ended September 30, 2012 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred a net loss of $112,110 for the period from March 31, 2011 (inception) to September 30, 2012. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital. The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

NOTE 3 – CAPITAL TRANSACTIONS

On July 27, 2012, G. Dale Murray II, the company’s CEO and President opened a checking account in the name of Portus Holdings Inc for one hundred dollars ($100).

On August 22, 2012, the company received Three Hundred Thousand Dollars ($300,000) in exchange for Three Hundred Thousand shares of Portus Holdings Inc.’s common stock.

On September 13, 2012, the company received an additional One Hundred Thousand Dollars in exchange for One Hundred Thousand shares of Portus Holding Inc.’s common stock.

43

NOTE 4 – SUBSEQUENT EVENTS

On October 12, 2012 Portus and Portus Acqusition Corp., our wholly owned subsidiary, entered into a Share Exchange Agreement with Surequest Systems, Inc., a Delaware Corporation, (“SureQuest”) and its wholly owned subsidiary Surequest Systems, Inc., a Texas corporation, (“SureQuestTX”)

The Agreement provides in part for the Company to acquire all of the issued and outstanding shares of common stock of SureQuestTX in exchange for all of the issued and outstanding shares of common stock of Portus Acquisition Corp. A good faith deposit in the amount of $40,000 was issued at that time.

On January 25, 2013, the Company has entered into a Convertible Debenture Agreement in the amount of $50,000 with an existing shareholder. The Convertible Debenture is to be repaid with one year at an annual interest rate of 8%. The Debenture is convertible into common shares at $1 per share.

Subsequent to September 30, 2012, the Company has accepted $71,000 under the Company’s Subscription Agreement from 9 accredited investors and 70,000 additional shares were issued.

44

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth costs and expenses payable by Portus Holdings Inc. in connection with the sale of common shares being registered.  All amounts except the SEC filing are estimates.

SEC registration fee		$1,636.80
Accounting and Audit fees and expenses	$
Legal fees and expenses	$
Miscellaneous	$

Total		$1,636.80

The foregoing are estimates only.

Item 14. Indemnification of Directors and Officers

Our Bylaws and Articles of Incorporation provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company, or, while an officer or director of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

Our Bylaws allow us to purchase and maintain insurance for any person who is or was a director or officer of the Company, or is or was serving at request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not he or she is indemnified against such liability or expense pursuant to the indemnification provisions of our Bylaws and whether or not the Company would have the power or would be required to indemnify him or her against such liabilities pursuant to such indemnification provisions or Nevada or other applicable law.

Our Bylaws also provide that to the same extent as it may do for any officer or director, the Company may indemnify and advance expenses to any person who is not and was not a director or officer of the Company, but who is or was an employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise.

Nevada Law

We are incorporated pursuant to the laws of the State of Nevada.  Section 78.7502 of the Nevada Revised Statues provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonably cause to believe that his or her conduct was unlawful.

45

Section 78.7502 of the Nevada Revised Statutes, also, provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Revised Statues provides that discretionary indemnification pursuant to that Section 78.7502, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751 of the Nevada Revised Statutes, by the corporation may be only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made by:

•	By the stockholders;

•	By the board of directors by majority vote of a quorum consisting of directors – who were not parties to the action, suit or proceeding;

•	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

•	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal, counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by a corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred an in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada Revised Statutes Section 78.751:

•	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote or stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the Nevada Revised Statutes or for the advancement of expenses made pursuant to Subsection 2 of the Section 78.751 of the Nevada Revised Statutes, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

•	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising pursuant to the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Company pursuant to Nevada law, or otherwise, we have been advised the opinion of Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of the Company in successful defense of any action, suit, or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

46

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada on March 31, 2011. In connection with incorporation, we issued 112,500,000 shares of common stock to our founder. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction. June 5, 2012, the Company entered into a stock purchase agreement (the “Agreement”) with Portus Inc., a Nevada corporation, whereby Portus acquired 112,500,000, consisting of all of the Company’s issued and outstanding shares of common stock. Portus Inc. is an entity in which George Dale Murray, our President, Chief Executive Officer, Chief Financial Officer and Director, is the sole stockholder From August to December 2012, we sold through a Regulation D Rule 506 offering a total of 483,000 shares of common stock to 9 investors, at a price per share of $1.00 for an aggregate offering price of $483,000.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed with this Registration Statement on Form S-1.

Exhibit No.	Description

3.1	(1)	Articles of Incorporation
3.2	(1)	Amendment to Articles of Incorporation changing the Company’s name to Portus Holdings, Inc.
3.3	(1)	Amendment to Articles of Incorporation increasing the number of authorized shares of Common Stock Forward Split
3.4	(1)	Bylaws
4.1	(1)	Specimen Stock Certificate
5.1	(3)	Opinion of Anslow & Jaclin, LLP
10.1	(2)	Software as a Service Licensing Agreement, dated February 8, 2013, by and between Portus Holdings, Inc. and SureQuest Systems, Inc.
23.1	(2)	Consent of Malone Bailey
23.2	(3)	Consent of Counsel (included in Exhibit 5.1, hereto)

(1)	Previously filed as an exhibit to the Company’s Form S-1 Registration Statement filed December 20, 2010.
(2)	Filed herewith.
(3)	To be filed by amendment.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

47

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

48

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, Portus Holdings Inc., the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida on February 11, 2013.

PORTUS HOLDINGS, INC.
By:	/s/ George Dale Murray II
Name:	George Dale Murray, II

Title:	President, Chief Executive Officer, Chief Financial Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/George Dale Murray II	Chief Executive Officer	February 11, 2013
George Dale Murray II	Director

49